Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended September 2011

Cents	Description

17¢	Retail Revenue Impacts

(7)	Weather

3	Non-Fuel O&M

1	Interest Expense

(1)	Income Taxes

13¢	Total Traditional Operating Companies

(1)	Southern Power

(3)	Increase in Shares

9¢	Total Change in QTD EPS

Notes
- Information contained in this report is subject to audit and adjustments.  Certain classifications and rounding may be different from final results published in the Form 10-Q.